As filed with the Securities and Exchange Commission on September 5, 2006

Registration No. 333-74282

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

AMERICAN FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-1544320
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2121
(Address of Registrant’s Principal Executive Offices)

_________________

GREAT AMERICAN FINANCIAL RESOURCES, INC.
RETIREMENT AND SAVINGS PLAN

_________________

James C. Kennedy, Esq.
Vice President, Deputy General Counsel and Secretary
American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2538
Facsimile: (513) 579-0108
(Name, Address and Telephone Number, Including Area Code,
of Agent for Service of Process)

        This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

        American Financial Group, Inc. (the “Registrant”) filed its Registration Statement on Form S-8 (No. 333-74282) (the “Registration Statement”) with the Securities and Exchange Commission with respect to 250,000 shares of the Registrant’s common stock which were to be issued in connection with the Great American Financial Resources, Inc. (“GAFRI”) Retirement and Savings Plan (the “Plan”). GAFRI is a subsidiary of the Registrant.

        The Plan has since merged into the Registrant’s Retirement and Savings Plan. As a result of the merger, the separate existence of the Plan has terminated, and no more shares of Registrant common stock can be issued under the Plan.

        Pursuant to the Registrant’s undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to withdraw the Registration Statement, including all amendments and exhibits to the Registration Statement, with respect to the 205,350 unsold shares of Registrant common stock registered under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on September 5, 2006.

AMERICAN FINANCIAL GROUP, INC. BY: /s/James C. Kennedy —————————————— James C. Kennedy Vice President, Deputy General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
*	Chairman of the Board of Directors
Carl H. Lindner

*	Co-Chief Executive Officer and Director (Principal Executive Officer)
Carl H. Lindner III

*	Co-Chief Executive Officer and Director (Principal Executive Officer)
S. Craig Lindner

*	Director
James E. Evans

*	Director
Theodore H. Emmerich

*	Director
William R. Martin

/s/Keith A. Jensen	Senior Vice President (Principal	September 5, 2006
Keith A. Jensen	Financial and Accounting Officer)

*By:/s/Karl J. Grafe	Attorney-in-Fact	September 5, 2006
Karl J. Grafe